EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-111302, 333-128338, 333-134896, 333-142066 and 333-149592 and Form S-3 No. 333-127154) of NitroMed, Inc. and in the related Prospectus of our report dated March 19, 2009, with respect to the financial statements of NitroMed, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2008.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 19, 2009